Exhibit 99.1

Sonus Acquires Taqua, A Leading Supplier of IP Communications Systems

Acquisition Expected to Enhance Sonus’ Product Portfolio Addressing IMS-based Network Architectures and Network Transformation

Immediate Release: September 26, 2016

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent Cloud communications, today announced its acquisition of Taqua, LLC, a leading supplier of IP communications systems, applications and services to mobile and fixed operators, in an all-cash transaction. The acquisition closed on September 26, 2016.

There will be a conference call hosted by Ray Dolan, President and CEO, and Susan Villare, interim CFO, on Tuesday, September 27, 2016, at 8:30 a.m. (ET) to discuss the highlights of this transaction.

Overview of Taqua

•                  Taqua was founded in 1998 and enables the transformation of software-based service provider networks to deliver next-generation voice, video and messaging services, including Voice over Internet Protocol (VoIP), Voice over Wi-Fi (VoWiFi) and Voice over Long-Term Evolution (VoLTE).

•                  Taqua has over 400 next-generation IP Voice systems deployed worldwide, supporting over 4 million subscribers.

•                  Taqua has approximately 80 employees and is headquartered in Richardson, TX, with research and development facilities in Acton, MA; Hyannis, MA; San Jose, CA; and Richardson, TX.

Historical Financial Results of Taqua

•                  Total revenue was $28.3 million and $25.2 million for the fiscal years ended December 31, 2015 and 2014, respectively.

•                  Total revenue was $16.8 million for the trailing twelve months ended June 30, 2016.

•                  Total gross margin was 72.7% and 68.7% for the fiscal years ended December 31, 2015 and 2014, respectively.

•                  Total gross margin was 61.0% for the trailing twelve months ended June 30, 2016.

•                  GAAP operating expenses were $21.4 million and $17.2 million for the fiscal years ended December 31, 2015 and 2014, respectively.

•                  Non-GAAP operating expenses(1) were $19.1 million and $16.0 million for the fiscal years ended December 31, 2015 and 2014, respectively.

•                  GAAP operating expenses were $21.0 million for the trailing twelve months ended June 30, 2016.

•                  Non-GAAP operating expenses(1) were $18.7 million for the trailing twelve months ended June 30, 2016.

•                  GAAP operating loss was $0.8 million for the fiscal year ended December 31, 2015; GAAP operating income was $0.1 million for the fiscal year ended December 31, 2014.

•                  Non-GAAP operating income(1) was $1.5 million and $1.3 million for the fiscal years ended December 31, 2015 and 2014, respectively.

•                  GAAP operating loss for the trailing twelve months ended June 30, 2016 was $10.8 million.

•                  Non-GAAP operating loss(1) for the trailing twelve months ended June 30, 2016 was $8.5 million.

(1)         Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Taqua Forecast for Q416 on a Stand-Alone Basis

•                  Total revenue is projected to be between $4 million and $5 million.

•                  The impact on GAAP income (loss) per share is projected to be between ($0.04) and ($0.02).

•                  The impact on Non-GAAP income (loss) per share(1) is projected to be between ($0.02) and $0.00.

(1)         Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Strategic Drivers of the Taqua Acquisition

•                  The acquisition is expected to accelerate Sonus’ mobile strategy by adding a Virtualized Mobile Core (VMC) Platform and an IP Multimedia Subsystem (IMS) Service Core.

•                  Taqua’s VMC combines standard functions required for VoLTE/VoWiFi solutions.  Sonus provides both the critical SBC and the Diameter Edge/Core Router.  This combination of products provides a complete solution for the evolving VoLTE/VoWiFi markets.

•                  The acquisition is expected to expand Sonus’ fixed portfolio by adding a Class 5 Softswitch (called T7000) for Network Transformation projects and a Multimedia Controller used in IP Peering applications (called T7100), both of which are complementary to Sonus’ current product offerings.

•                  The acquisition is well-aligned with Sonus’ growth strategy and network transformation initiatives.

•                  The acquisition is expected to strengthen Sonus’ position within key large customer RFPs.

Transaction Details

•                  Initial cash consideration of $20 million paid at the time of close.

•                  Potential for additional cash payments if certain annual revenue thresholds are exceeded.

Quotes

Raymond P. Dolan, President and CEO of Sonus, commented, “The acquisition of Taqua adds to the top line opportunities for the current Sonus product portfolio in both the fixed line and mobile markets.  Taqua’s Virtual Mobile Core (VMC) is particularly compelling, as it allows Sonus to increase penetration in the VoLTE and VoWiFi markets as those markets emerge and then ultimately converge based on a single, unified core network architecture.”

Dolan continued, “We are thrilled to welcome a talented Taqua team, which is widely regarded in the marketplace for outstanding innovation and customer focus.  Together we will continue our leadership in software-based solutions allowing service providers and enterprises to enable a broad suite of cloud-based applications to communicate seamlessly across an all-IP, end-to-end network.”

Advisors

Bowen Advisors served as Sonus’ financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP served as Sonus’ legal advisor. Q Advisors LLC served as Taqua’s financial advisor and Bryan Cave LLP served as Taqua’s legal advisor.

Sonus Reconfirms its Q316 Guidance as Provided on July 27, 2016

The Company’s guidance is based on current indications for its business, which are subject to change.  Gross margin, operating expenses and diluted earnings per share (loss per share) are presented on both a GAAP and non-GAAP basis.  A reconciliation of the non-GAAP to GAAP guidance and a statement on the use of non-GAAP financial measures are included at the end of this press release.

Q316 Guidance
Total Company Revenue	$63 million to $65 million
GAAP Gross Margin	65% to 65.6%
Non-GAAP Gross Margin(1)	68% to 68.5%
GAAP Operating Expenses	$44.6 million to $45.6 million
Non-GAAP Operating Expenses(1)	$38.5 million to $39.5 million
GAAP Loss per Share	($0.07) to ($0.06)
Non-GAAP Diluted Earnings per Share(1)	$0.08 to $0.09
Basic Shares	49.6 million
Diluted Shares	50 million

(1)   Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Conference call details:

Date:  September 27, 2016

Time:  8:30 a.m. (ET)

Dial-in number:  800 670 1536 International callers:  +1-303 223 4386

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation, have been posted.

An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event.  A replay of the telephone conference call will be available following the conference call until October 11, 2016, and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21818629.

Tags

Sonus, SONS, Taqua, Session Border Controllers, SBC, IP-based network solutions, Cloud, mobile, software, Voice over Internet Protocol, VoIP, Voice over Wi-Fi, VoWiFi, Voice over Long-Term Evolution, VoLTE, Virtual Mobile Core Platform, VMC, IP Multimedia Subsystem Service Core, IMS, Diameter Signaling Controllers, DSC, Network Transformation, SBC 5000, SBC 7000, unified communications, UC, voice, video, messaging services

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of Cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

About Taqua

Taqua is enabling the transformation to software-based service provider networks capable of delivering next generation voice, video and messaging services including VoIP, VoWi-Fi and VoLTE. Since 1998, Taqua’s software-based networking solutions have been deployed by hundreds of wireline, cable and wireless carriers to enable new services, drive new revenues and lower overall costs.  Taqua is headquartered in Richardson, TX, with research and development facilities in Acton, MA; Hyannis, MA; San Jose, CA; and Richardson, TX.  More information on Taqua can be obtained on the website at www.taqua.com.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our chief executive officer in the Quotes section, statements made in the “Taqua Forecast for Q416 on a Stand-Alone Basis”, “Strategic Drivers of the Taqua Acquisition”, and “Sonus Reconfirms its Q316 Guidance as Provided on July 27, 2016” sections of this release, statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the Taqua transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the Network Equipment Technologies, Inc. (NET), Performance Technologies, Incorporated (PT) and Taqua, LLC (Taqua) acquisitions and the Treq Labs, Inc. (Treq) asset acquisition; the effects of disruption from the NET, PT, Treq and Taqua transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT, Treq and Taqua assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, restructuring and certain gains and losses included in other income (expense).  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  Additionally, as previously announced, we expect to record restructuring expense in connection with a new restructuring initiative over the next twelve months.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

In July 2016, we sold the NET domain name to a third party and expect to recognize a gain, net of commission and fees, of $0.8 million, which we will record as a component of Other income, net, in the third quarter of 2016.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

Taqua

We have calculated non-GAAP Operating expenses, non-GAAP Operating income (loss) and non-GAAP Loss per share using the same principles we apply to calculating our non-GAAP financial measures.  We consider the use of these non-GAAP financial measures helpful in assessing the performance of the continuing operations of the acquired Taqua business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of the financial performance of acquired entities, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We will record amortizable intangible assets in connection with our acquisition of Taqua.  We exclude the amortization of such acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the assessment of the financial results of Taqua’s continuing operations on a stand-alone basis and provides better comparability to our non-GAAP financial results as well as those of other companies.

We expect to record restructuring expense in connection with the acquisition of Taqua.  We believe that excluding restructuring expense facilitates the assessment of the financial results of Taqua’s continuing operations on a stand-alone basis and provides better comparability to our non-GAAP financial results as well as those of other companies, as there are no future revenue streams or other benefits associated with these costs.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, the adjustments to Taqua’s financial measures reflect the exclusion of items that may be recurring and be reflected in Sonus’ consolidated financial results for the foreseeable future.

For more information

Wendy Tullo

(978) 614-8167

wtullo@sonusnet.com

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

Taqua, LLC on a Stand-Alone Basis

(in millions, except per share amounts)

(unaudited)

			Trailing
	Year ended		12 months
	December 31,		ended
Historical Financial Information	2015	2014	June 30, 2016

GAAP Operating expenses	$21.4	$17.2	$21.0
Amortization of intangible assets	(2.3)	(1.2)	(2.3)
Impairment of intangible assets	—	*	—
Non-GAAP Operating expenses	$19.1	$16.0	$18.7

GAAP Operating income (loss)	$(0.8)	$0.1	$(10.8)
Amortization of intangible assets	2.3	1.2	2.3
Impairment of intangible assets	—	*	—
Non-GAAP Operating income (loss)	$1.5	$1.3	$(8.5)

*       Less than $0.1 million

	Three months ending
	December 31, 2016
Outlook	Range

Inpact on income (loss) per share
GAAP outlook	$(0.04)	$(0.02)
Amortization of intangible assets	0.01	0.01
Restructuring	0.01	0.01
Non-GAAP outlook	$(0.02)	$—

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook as Provided on July 27, 2016*

 Sonus Networks, Inc.

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ending
	September 30, 2016
	Range

Revenue	$63	$65

Gross margin
GAAP outlook	65.0%	65.6%
Stock-based compensation expense	0.6%	0.6%
Amortization of intangible assets	2.4%	2.3%
Non-GAAP outlook	68.0%	68.5%

Operating expenses
GAAP outlook	$44.6	$45.6
Stock-based compensation expense	(4.3)	(4.3)
Amortization of intangible assets	(0.3)	(0.3)
Restructuring	(1.5)	(1.5)
Non-GAAP outlook	$38.5	$39.5

Income (loss) per share
GAAP outlook	$(0.07)	$(0.06)
Stock-based compensation expense	0.10	0.10
Amortization of intangible assets	0.04	0.04
Restructuring	0.03	0.03
Gain on sale of domain name	(0.02)	(0.02)
Non-GAAP outlook	$0.08	$0.09

*            Includes the forecasted results of Taqua, LLC for the period from September 26-30, 2016.